Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re:	:	Chapter 11
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LONESTAR RESOURCES US INC., et al.,[1]	:	Case No. 20-34805 (DRJ)
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Debtors.	:	(Jointly Administered)
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NOTICE OF EFFECTIVE DATE OF THE JOINT PREPACKAGED

PLAN OF REORGANIZATION FOR LONESTAR RESOURCES US INC. AND

ITS AFFILIATE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES-IN-INTEREST:

PLEASE TAKE NOTICE that on November 12, 2020, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law and Order Approving Debtors’ Disclosure Statement and Confirming the Joint Prepackaged Plan of Reorganization for Lonestar Resources US Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”) [Docket No. 219]. Among other things, the Confirmation Order confirmed the Joint Prepackaged Plan of Reorganization for Lonestar Resources US, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated September 28, 2020 (as amended, modified, or supplemented from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing Lonestar Resources US Inc. and its debtor affiliates (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan was substantially consummated, and the Effective Date (as defined in the Plan) occurred, on November 30, 2020.

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The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are Lonestar Resources US Inc. (4035), Lonestar Resources Intermediate Inc. (2449), LNR America Inc. (3936), Lonestar Resources America Inc. (5863), Amadeus Petroleum Inc. (8763), Albany Services, L.L.C. (3185), T-N-T Engineering, Inc. (0348), Lonestar Resources, Inc. (8204), Lonestar Operating, LLC (5228), Poplar Energy, LLC (5718), Eagleford Gas, LLC (5513), Eagleford Gas 2, LLC (0638), Eagleford Gas 3, LLC (3663), Eagleford Gas 4, LLC (8776), Eagleford Gas 5, LLC (5240), Eagleford Gas 6, LLC (4966), Eagleford Gas 7, LLC (3078), Eagleford Gas 8, LLC (7542), Eagleford Gas 10, LLC (2838), Eagleford Gas 11, LLC (5951), Lonestar BR Disposal LLC (0644), and La Salle Eagle Ford Gathering Line LLC (8877). The Debtors’ address is 111 Boland Street, Suite 300, Fort Worth, TX 76107.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

PLEASE TAKE FURTHER NOTICE that any party in interest who wishes to continue to receive service of court filings must file a request for such notice with the Bankruptcy Court under Bankruptcy Rule 2002. Parties who previously filed such notices must file new notices if they wish to continue to receive service of court filings.

ALL PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE BANKRUPTCY COURT ARE AVAILABLE FOR INSPECTION ON THE BANKRUPTCY COURT’S INTERNET SITE AT WWW.TXS.USCOURTS.GOV AND AT NO COST FROM THE REORGANIZED DEBTORS’ RESTRUCTURING WEBSITE: HTTP://CASES.PRIMECLERK.COM/LONESTAR.

Dated:	November 30, 2020
Houston, Texas

HUNTON ANDREWS KURTH LLP	LATHAM & WATKINS LLP

Timothy A. (“Tad”) Davidson II (No. 24012503)	David A. Hammerman
Ashley L. Harper (No. 24065272)	Keith A. Simon
600 Travis Street, Suite 4200	Annemarie V. Reilly
Houston, Texas 77002	Madeleine C. Parish
Telephone: (713) 220-4200	885 Third Avenue
Facsimile: (713) 220-4285	New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Counsel for the Debtors and Debtors-in-Possession

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